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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78943, 333-49612, 333-58346 and 333-62810) of our report dated February 14, 2003 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in WorldGate Communications, Inc's Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 22, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS